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                                                                   EXHIBIT 23.2


                          [Eide Bailly LLP Letterhead
                        5601 Green Valley Drive, Ste 700
                           Bloomington, MN 55437-1145]




Consent of Independent Auditor


We consent to the inclusion of our audit report of the consolidated financial statements of Northern Growers Cooperative as of December 31, 2001 and 2000 and for the periods ended December 31, 2001 and 2000 as part of the Registration Statement of Whetstone Ethanol, LLC on Form S-4, and to the reference to our firm therein.


/s/ Eide Bailly LLP
Eide Bailly LLP

Bloomington, Minnesota
July 26, 2002